Fluor Corporation	Brian Mershon	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER 2022 RESULTS

•Strong Q3 new awards of $9.7 billion; 91% reimbursable
•Second largest new awards quarter in company history
•Ending backlog up 30% over last quarter to $25.4 billion; 58% reimbursable
•Q3 2022 net income from continuing operations attributable to Fluor of $22 million
•Results reflect additional challenges on three legacy infrastructure projects
IRVING, TX (November 4, 2022) - Fluor Corporation (NYSE: FLR) announced financial results for its third quarter ended September 30, 2022. Revenue for the quarter was $3.6 billion and net income from continuing operations attributable to Fluor was $22 million, or $0.08 per diluted share. Consolidated segment profit for the quarter was $31 million compared to $116 million in the third quarter of 2021. Results for the quarter include $107 million in project adjustments for three legacy infrastructure projects. Excluding the adjustments outlined in the reconciliation table at the end of this release, the company recognized adjusted earnings per diluted share of $0.07.

“Our near record new awards in the quarter, 91% of which were reimbursable cost contracts, shows that there is considerable demand for the services we provide,” said David Constable, chairman and chief executive officer of Fluor. “However, our legacy projects in infrastructure weighed heavily on our otherwise great results. We continue to reinforce our joint venture partnerships to deliver these projects as efficiently as possible and expect to formalize our entitlement positions in the next few months.”

Third quarter new awards were $9.7 billion compared to $3.4 billion a year ago. Ending consolidated backlog was $25.4 billion. Corporate general and administrative expenses for the third quarter of 2022 were $30 million compared to $44 million a year ago. Fluor’s cash and marketable securities at the end of the quarter were $2.6 billion, including $348 million in cash held by NuScale.

Outlook
For the fourth quarter, Fluor is establishing an adjusted earnings per diluted share (EPS) range of $0.50 to $0.60 and an adjusted EBITDA range of $125 to $150 million. Guidance for the fourth quarter reflects higher contributions from Energy and Urban Solutions. Adjusted EPS and adjusted EBITDA guidance excludes considerations outlined in the reconciliation table at the end of this release.

Business Segments
Energy Solutions reported a profit of $59 million in the third quarter compared to $72 million in the third quarter of 2021. Results include losses related to embedded foreign currency derivatives and declines in execution activity for projects nearing completion that were partially offset by increased execution activity on recently awarded projects. Revenue for the quarter was $1.6 billion, up from $1.4 billion a year ago. New awards in the quarter totaled $3.6 billion, compared to $644 million in the third quarter of 2021, and included two chemicals projects in China, a refinery upgrade project in Mexico and a mid-scale liquefied natural gas project offshore the U.S. Gulf Coast. Ending backlog was $10.2 billion compared to $9.8 billion a year ago.

Urban Solutions reported a loss of $54 million in the third quarter compared to a profit of $18 million in the third quarter of 2021. Revenue for the third quarter was $982 million compared to $1 billion a year ago. New awards for the quarter totaled $929 million, compared to $781 million in the third quarter of 2021, and included a large-scale biologics manufacturing facility in Scandinavia. Ending backlog was $7.6 billion compared to $7.8 billion a year ago.

Results for the quarter include three legacy infrastructure adjustments: $64 million for additional rework and schedule delays on the I-635 LBJ East Freeway project; $22 million for cost growth and delay mitigation costs on the Gordie Howe project; and $21 million for subcontractor cost escalation and productivity estimates on the LAX Automated People Mover project.

Mission Solutions reported a profit of $29 million in the third quarter compared to $28 million in the third quarter of 2021. Revenue for the third quarter declined to $639 million from $723 million a year ago. The decrease in revenue reflects the completion of a Department of Energy project in the prior year. New awards for the quarter totaled $4.9 billion, compared to $1.6 billion in the third quarter of 2021. Ending backlog was $6.2 billion compared to $3.4 billion a year ago.

The Other segment, which includes Stork, AMECO and Fluor’s 57% ownership in NuScale, reported revenue of $399 million and a loss of $3 million.

Conference Call
Fluor will host a conference call at 8:30 a.m. Eastern Time on Friday, November 4, which will be webcast live and can be accessed at investor.fluor.com. The call will also be accessible by telephone at 888-800-3960 (U.S./Canada) or +1 646-307-1852. The conference ID is 4438700.

A replay of the webcast will be available for 30 days. A replay of the call will be available by telephone for one week.

Non-GAAP Financial Measures
This news release contains discussions of consolidated segment profit, adjusted net earnings, adjusted EPS and adjusted EBITDA that are non-GAAP financial measures under SEC rules. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. A reconciliation of consolidated segment profit to earnings from continuing operations before taxes is included in the press release table. Adjusted net earnings is defined as net earnings from core operations excluding NuScale profit (loss) and the impacts of foreign exchange fluctuations, restructuring, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings from core operations is net earnings attributable to Fluor excluding the results of our remaining Stork and AMECO equipment businesses that were previously classified as discontinued operations but that continue to be marketed for sale. Adjusted EPS is defined as adjusted net earnings divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding assumes the conversion of our convertible preferred stock. Adjusted EBITDA is defined as net earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings. The company believes adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate the company’s ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of consolidated segment profit, adjusted net earnings, adjusted EPS and adjusted EBITDA to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation
Fluor Corporation (NYSE: FLR) is building a better future by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s 41,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $12.4 billion in 2021 and is ranked 259 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement and construction services for more than 110 years. For more information, please visit www.fluor.com or follow Fluor on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements, including statements relating to strategic and operation plans, future growth, new awards, backlog, earnings and the outlook for the company’s business.

Actual results may differ materially as a result of a number of factors, including, among other things, the severity and duration of the COVID-19 pandemic and actions by governments, businesses and individuals in response to the pandemic, including the duration and severity of economic disruptions; the cyclical nature of many of the markets the Company serves; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; failure of our joint venture or other partners to perform their obligations; cyber-security breaches; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates and assumptions in preparing our financial statements; client delays or defaults in making payments; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; uncertainties, restrictions and regulations impacting our government contracts; the inability to hire and retain qualified personnel; the potential impact of certain tax matters; possible information technology interruptions; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; damage to our reputation; failure to adequately protect intellectual property rights; asset impairments; climate change and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; failure to successfully implement our strategic and operational initiatives; risks arising from the inability to successfully integrate acquired businesses; risks related to provisions of our convertible preferred stock; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 22, 2022. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

SUMMARY OF FINANCIALS AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT

	THREE MONTHS ENDED SEPTEMBER 30,				NINE MONTHS ENDED SEPTEMBER 30,
(in millions)	2022		2021		2022		2021
Revenue
Energy Solutions	$1,592		$1,365		$4,097		$3,675
Urban Solutions	982		1,015		2,946		3,419
Mission Solutions	639		723		1,779		2,184
Other	399		400		1,212		1,256
Total revenue	$3,612		$3,503		$10,034		$10,534

Segment profit (loss) $ and margin %
Energy Solutions	$59	3.7%	$72	5.3%	$177	4.3%	$184	5.0%
Urban Solutions	(54)	(5.5)%	18	1.8%	(31)	(1.1)%	(21)	(0.6)%
Mission Solutions	29	4.5%	28	3.9%	115	6.5%	117	5.4%
Other	(3)	NM	(2)	NM	(8)	NM	(8)	NM
Total segment profit (loss) $ and margin %	$31	0.9%	$116	3.3%	$253	2.5%	$272	2.6%

G&A	(30)		(44)		(146)		(144)
Impairment	—		(5)		63		(153)
Foreign currency gain (loss)	34		37		51		(4)
Interest income (expense), net	14		(33)		4		(63)
Earnings (loss) from Cont Ops attributable to NCI	(46)		(3)		(31)		22
Earnings (loss) from Cont Ops before taxes	3		68		194		(70)
Income tax (expense) benefit	(27)		(29)		(89)		(35)
Net earnings (loss) from Cont Ops	$(24)		$39		$105		$(105)
Less: Net earnings (loss) from Cont Ops attributable to NCI	(46)		(3)		(31)		22
Net earnings (loss) from Cont Ops attributable to Fluor	$22		$42		$136		$(127)

Less: Dividends on CPS	10		10		29		15
Net earnings (loss) from Cont Ops available to Fluor common stockholders	$12		$32		$107		$(142)

New awards
Energy Solutions	$3,574		$644		$5,595		$2,914
Urban Solutions	929		781		3,470		2,460
Mission Solutions	4,874		1,610		5,312		2,694
Other	366		366		842		913
Total new awards	$9,743		$3,401		$15,219		$8,981

New awards related to projects located outside of the U.S.					48%		59%

Backlog (in millions)	SEPTEMBER 30, 2022	DECEMBER 31, 2021
Energy Solutions	$10,183	$9,324
Urban Solutions	7,593	7,048
Mission Solutions	6,189	2,562
Other	1,458	1,866
Total backlog	$25,423	$20,800

Backlog related to projects located outside of the U.S.	53%	65%
Backlog related to lump-sum projects	42%	59%

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED NET EARNINGS AND U.S. GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE (1)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(In millions, except per share amounts)	2022	2021	2022	2021
Net earnings (loss) from Cont Ops attributable to Fluor	$ 22	$ 42	$ 136	$ (127)
Less: Dividends on CPS	(10)	(10)	(29)	(15)
Net earnings (loss) from Cont Ops available to Fluor common stockholders	12	32	107	(142)
Less: Earnings from Stork and AMECO (net of tax)	(7)	(1)	(25)	(18)
Net earnings (loss) from core operations*	5	31	82	(160)
Add (less):
Dividends on CPS	$ 10	$ 10	$ 29	$ 15
NuScale (profit) loss	15	8	44	43
ICA Fluor embedded derivatives (net of tax)	3	(13)	-	21
Impairment (2)	4	5	(59)	153
Foreign currency (gain) loss (net of tax)	(27)	(28)	(47)	(1)
Cost of debt extinguishment	-	20	-	20
SEC investigation and reserve for legacy legal claims	1	6	18	10
Adjusted Net Earnings	$ 11	$ 39	$ 67	$ 101

Diluted EPS available to Fluor common stockholders	$ 0.08	$ 0.22	$ 0.74	$ (1.00)
Adjusted EPS	$ 0.07	$ 0.23	$ 0.39	$ 0.65

Weighted average diluted shares outstanding	145	143	144	141
Assumed conversion of CPS	27	27	27	13
Assumed issuance of shares under equity awards	-	-	-	2
Adjusted weighted average diluted shares outstanding	172	170	171	156

*Core operations excludes the results of our Stork business and remaining AMECO equipment business that no longer meet all of the requirements to be classified discontinued operations but that continue to be marketed for sale.

(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.
(2) Includes impairment of SNGT Russia.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA (1)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(in millions)	2022	2021	2022	2021

Net earnings from Cont Ops attributable to Fluor	$ 22	$ 42	$ 136	$ (127)
Interest	(14)	33	(4)	63
Taxes	27	29	89	35
Depreciation & Amortization	19	18	55	60
EBITDA	$ 54	$ 122	$ 276	$ 31

Adjustments:
Other: NuScale, Stork and AMECO expenses	(4)	1	(5)	1
Energy Solutions: Embedded foreign currency derivative (gains)/losses	5	(18)	1	30
G&A: Foreign currency (gain)/loss	(34)	(37)	(51)	4
G&A: Cost of debt extinguishment	-	20	-	20
G&A: SEC Investigation and reserve for legacy legal claims	1	6	18	10
G&A: Impairment	4	5	(59)	153
Adjusted EBITDA	$ 26	$ 99	$ 180	$ 249
(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.